UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2011

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our Chief Financial Officer, Brian Rodriguez, resigned effective August 1, 2011.

Effective that same date, Brent Davies, age 62, was appointed as the Company’ CFO, with a monthly salary of $15,000.  For over the last ten years Brent has been the CEO of Robison, Hill & Co., APC, Certified Public Accountants.  Brent graduated from the University of Utah in 1973 with a B.S. in Marketing and a B.S. in Management.  After serving as a manager in the S. S. Kresge Co. (K-Mart), he returned to school and received a B.S. in Accounting and a MBA (accounting option) in 1976 from the University of Wyoming.  He is a Certified Management Accountant and has CPA certificates from California, Nevada, Utah and Wyoming.  He has had 40 years of diversified public accounting, industry and teaching experience, including national accounting firm auditing experience; serving as a controller of a small privately owned company; serving on the Board of Directors of several small public and private companies; and participating in accounting and marketing research projects that resulted in two of the articles which he wrote, being published in national magazines.  Brent’s initial involvement in the mining industry began in 1972 when he was employed by Commercial Shearing Inc. which was heavily involved in tunneling and mine roof support systems.  During his career in public accounting he has been involved with various oil and gas, coal, gold, silver, phosphate, sand and gravel mining companies as a consultant, tax preparer, auditor and in financial statement preparation.  He has also served on the board of directors for two mining companies.  Brent is currently serving as the Utah representative to the State of Nevada CPA Peer Review Acceptance Body.

SIGNATURES

Pursuant  to  the  requirements of the Securities Exchange Act of 1934, the registrant  has  duly caused  this  report  to  be  signed on its behalf by the undersigned  hereunto duly  authorized.

America West Resources, Inc.

By:  /s/     Dan R. Baker

Dan R. Baker

Chief Executive Officer

DATE:  August 3, 2011